NEWS RELEASE for March 5, 2009

BIOLASE ANNOUNCES APPOINTMENT OF DAVID MULDER TO CEO

IRVINE, CA (March 5, 2009) – BIOLASE Technology, Inc. (NASDAQ: BLTI), the world’s leading dental laser company, today announced that Chief Financial Officer David M. Mulder has been promoted to Chief Executive Officer and appointed to the Company’s Board of Directors, effective immediately. Mulder replaces Jake St. P. Philip, 55 who has resigned his positions as Chief Executive Officer and director of the Company to pursue other interests.

BIOLASE Chairman of the Board George V. d’Arbeloff said, “We are fortunate to have someone with Dave’s extensive domestic and international financial and operational background to take over the role of CEO at this pivotal time in the Company’s history. He will be able to hit the ground running as he has been a key part of the BIOLASE senior management team working closely with the board and the entire organization since joining the Company in April of last year. Dave has led our efforts to realign and reduce the Company’s cost structure, played a key role in the implementation of the reorganization of our domestic and international organizations, participated in new product development programs, and was instrumental in helping the Company reach profitability for the first half of 2008. And, most recently, he was instrumental in establishing our new purchase agreement with Henry Schein.”

“We would also like to thank Jake for his service as the Company’s Chief Executive Officer, and wish him all the best in this new phase of his professional career,” d’Arbeloff added.

BIOLASE CEO Dave Mulder said, “I appreciate the confidence of the board in asking me to serve as CEO. I look forward to continuing to work with the board and the management team of Biolase. I am particularly thankful for the ongoing help of Federico Pignatelli, our President, during the development of the recently announced Henry Schein agreement and for his support in the management transition process.”

Previously, Mulder, 47 served for two years as the as the Chief Financial Officer and Chief Operating Officer of American LaFrance, a private equity turn-around company focused on manufacturing emergency vehicles. From 2002 through 2005, he served as the Executive Vice President, Chief Administrative Officer, and Senior Financial Officer of Salton, Inc., a marketer and distributor of household appliances which at the time was a New York Stock Exchange listed company with global revenues of $1.1 billion. Mulder spent six years with Fruit of the Loom, in progressive financial and operational roles, culminating as the head of the European business in 2000.

For his efforts in controlling costs and driving profitability at BIOLASE in the first half of 2008, he was recently nominated to be a candidate for CFO of the year in the Orange County Business Journal’s annual program to recognize the leading Chief Financial Officers in Orange County.

Mulder began his professional career in accounting and consulting with Arthur Anderson, and holds an MBA from Duke University, Fuqua School of Business.

About BIOLASE Technology, Inc.
BIOLASE Technology, Inc. (http://www.biolase.com), the world’s leading dental laser company, is a medical technology company that develops, manufactures and markets lasers and related products focused on technologies that advance the practice of dentistry and medicine. The Company’s products incorporate patented and patent pending technologies designed to provide clinically superior performance with less pain and faster recovery times. BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. Other products under development address ophthalmology and other medical and consumer markets.

This press release may contain forward-looking statements within the meaning of safe harbor provided by the Securities Reform Act of 1995 that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks, uncertainties and other factors which may cause the Company’s actual results to differ materially from the statements contained herein, and are described in the Company’s reports it files with the Securities and Exchange Commission, including its annual and quarterly reports. No undue reliance should be placed on forward-looking statements. Such information is subject to change, and we undertake no obligation to update such statements.

For further information, please contact: Jill Bertotti, of Allen & Caron, +1-949-474-4300.

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